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                                                                      EXHIBIT 11

            FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES
        WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE
                                   COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)

                                                            THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                 JUNE 30,                    JUNE 30,
                                                           --------------------        --------------------
                                                            2001          2000          2001          2000
                                                           ------        ------        ------        ------

  The weighted average number of shares of
    Common Stock were as follows ..................        90,000        90,000        90,000        90,000
                                                           ======        ======        ======        ======

       Income used in the computation of earnings per share were as follows:

                                                             THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                   JUNE 30,                   JUNE 30,
                                                          ------------------------     -----------------------
                                                             2001           2000          2001         2000
                                                          ---------      ---------     ---------     ---------
  CONSOLIDATED

  Net income .......................................      $  30,663      $  25,169     $  53,813     $  48,263

  Dividends paid on preferred stocks ...............           (130)          (130)         (260)         (260)
                                                          ---------      ---------     ---------     ---------
  Income used in per share computation of earnings..      $  30,533      $  25,039     $  53,553     $  48,003
                                                          =========      =========     =========     =========
  Basic and fully dilutive earnings per share ......      $    0.34      $    0.28     $    0.60     $    0.53
                                                          =========      =========     =========     =========